EXHIBIT 10.2
CVB FINANCIAL CORP.
2008 EQUITY INCENTIVE PLAN
FORM OF NOTICE OF NON-QUALIFIED STOCK OPTION GRANT AND AGREEMENT

Name:	Option Number:
Address:	Plan Name: 2008 Equity Incentive Plan
Effective                     , 200     , (“Grant Date”), you have been granted a non-qualified stock option (“Option”) to purchase                      (          ) shares of CVB Financial Corp. common stock (“Shares”). The Exercise Price to acquire the Shares underlying this Option is $           per share pursuant to the CVB Financial Corp. 2008 Equity Incentive Plan (the “Plan”). Except as otherwise defined herein, terms with initial capital letters shall have the same meanings set forth in the Plan. A copy of the Plan is attached to this Notice and Agreement. The terms and conditions of the Plan are incorporated herein by this reference.
This Option shall be exercisable only with respect to the Shares that are vested. Subject to the terms and conditions of the Plan, the Shares underlying this Option shall vest                      beginning                     , your date of hire. Each installment shall be equal to            of the Shares underlying this Option. Vesting shall cease immediately upon your termination of employment. This Option shall expire and shall no longer be exercisable            years from the Grant Date.
By accepting this grant and exercising any portion of the Option, you represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.
Please return a signed copy of this Notice of Stock Option Grant and Agreement to [insert contact name and address of the Company], and retain a copy for your records.

Dated:
For CVB Financial Corp.
[Insert Title]

AGREED AND ACCEPTED:

Dated:
Name: